UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: January 30, 2022
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On January 30, 2022, Earthstone Energy, Inc. (“Earthstone”), Earthstone Energy Holdings, LLC, a subsidiary of Earthstone (“EEH” and collectively with Earthstone, the “Company”), as buyer, and Bighorn Asset Company, LLC, a Delaware limited liability company (“Bighorn”), as seller, entered into a Purchase and Sale Agreement (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, EEH will acquire (the “Bighorn Acquisition”) interests in oil and gas leases and related property of Bighorn located in the Midland Basin, Texas, for a purchase price (the “Purchase Price”) of $770 million in cash and 6,808,511 shares (the “Shares” and such issuance, the “Stock Issuance”) of Class A common stock, $0.001 par value per share of Earthstone (the “Class A Common Stock”). The cash portion of the Purchase Price is subject to customary purchase price adjustments with an effective date of January 1, 2022. In connection with the Purchase Agreement, EEH deposited $50 million in cash into a third-party escrow account as a deposit pursuant to the Purchase Agreement, which will be credited against the purchase price upon closing of the Bighorn Acquisition. At the closing of the Bighorn Acquisition, 510,638 of the Shares (the “Escrow Shares”) will be deposited in a stock escrow account for indemnity obligations and 6,297,873 of the Shares (the “Closing Shares”) will be issued to Bighorn.

The Purchase Agreement contains customary representations and warranties for transactions of this nature. The Purchase Agreement also contains customary pre-closing covenants of the parties, including the obligation of Bighorn to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions.

The Bighorn Acquisition is expected to close in the second quarter of 2022, subject to the satisfaction of several closing conditions, including (i) specified materiality standards, the accuracy of the applicable counterparty’s representations and warranties in the Purchase Agreement, (ii) the applicable counterparty’s performance or compliance in all material respects with the covenants contained in the Purchase Agreement, (iii) the absence of certain legal matters prohibiting the Bighorn Acquisition, (iv) each counterparty being ready to deliver specified closing deliverables, (v) the Shares being authorized for listing on the New York Stock Exchange, and (vi) the expiration of any applicable waiting period under the Hart-Scott-Rodino Improvements Act of 1976, as amended. The Purchase Agreement provides for an outside termination date of May 16, 2022 (which may be extended to July 13, 2022 in limited circumstances).

In connection with the closing of the Purchase Agreement, Earthstone will also enter into a customary registration rights agreement with Bighorn and its equity holders containing provisions by which Earthstone will, among other things, file a registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”) providing for the registration of the Shares and cooperate in certain underwritten offerings thereof.

In connection with the closing of the Purchase Agreement, Earthstone will also enter into a customary lock-up agreement with Bighorn and its equity holders providing that such holders will not transfer, subject to limited exceptions, any of the Closing Shares for 60 days after the closing of the Bighorn Acquisition. Sixty days after the closing of the Bighorn Acquisition, approximately 27% of the Closing Shares may be transferred; ninety days after the closing of the Bighorn Acquisition, an additional 27% of the Closing Shares may be transferred; and one hundred twenty days after the closing of the Bighorn Acquisition, the remaining 46% of the Closing Shares may be transferred.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the foregoing summary description of the Purchase Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. The Purchase Agreement is filed herewith to provide readers with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement were made as of the date of such agreement only and are in certain instances qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, readers should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the parties.

Credit Agreement

On January 30, 2022, Earthstone, EEH, as Borrower, Wells Fargo Bank, National Association (“Wells Fargo”) as Administrative Agent, the lenders party thereto (the “Lenders”) and the guarantors party thereto entered into an amended and restated Fifth Amendment (the “Amendment”) to the Credit Agreement dated November 21, 2019, by and among EEH, as Borrower, Earthstone, as Parent, Wells Fargo as Administrative Agent and Issuing Bank, Royal Bank of Canada, as Syndication Agent, Truist Bank, Citizens Bank, N.A., KeyBank National Association, U.S. Bank National Association, Fifth Third Bank, PNC Bank, National Association, and Bank of America, N.A., as Documentation Agents, and the Lenders party thereto (together with all amendments or other modifications, the “Credit Agreement”). Among other things, the Amendment increases the borrowing base and corresponding elected commitments from $650 million to $825 million upon the closing (“Chisholm Closing”) of that certain Purchase and Sale Agreement dated as December 15, 2021 by and among Earthstone, EEH, Chisholm Energy Operating, LLC and Chisholm Energy Agent, Inc., unless Earthstone completes an unsecured senior notes offering (“Notes Offering”) prior to the Chisholm Closing; provides that upon the closing of the Bighorn Acquisition (assuming the occurrence of the Chisholm Closing), the borrowing base and corresponding elected commitments will increase to $1.325 billion, unless Earthstone completes a Notes Offering prior to the closing of the Bighorn Acquisition in which case the elected commitments will be reduced by the amount of the net proceeds from a Notes Offering up to $500 million; provides for an increase in interest rates by 0.50% in the event a Notes Offering has not been completed prior to the closing of the Bighorn Acquisition; provides mechanics relating to the transition from the use of LIBOR to a benchmark replacement rate to be effective contemporaneously with the effectiveness of the amendment on January 30, 2022; adds certain hedging requirements relating to anticipated oil and natural gas production of the properties to be acquired pursuant to the Bighorn Acquisition; adjusts some financial covenants; redefines the limitations on certain restricted payments the Borrower may make; and makes certain administrative changes to the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Securities Purchase Agreement

On January 30, 2022, Earthstone entered into a securities purchase agreement (the “SPA”) with EnCap Capital Energy Fund XI, L.P. (“EnCap Fund XI”), an affiliate of EnCap Investments L.P. (“EnCap”), and Cypress Investments, LLC, a fund managed by Post Oak Energy Capital, LP (“Post Oak” and collectively with EnCap Fund XI, the “Investors”) to sell, in a private placement (the “Private Placement”), 280,000 shares of newly authorized convertible preferred stock, $0.001 par value per share (the “Preferred Stock”), each share of which will be convertible into 90.0900900900901 shares of Class A Common Stock for anticipated gross proceeds of $280.0 million, at a price of $1,000.00 per share of Preferred Stock (or $11.10 per share of Class A Common Stock on an as-converted basis). The Private Placement is contingent upon the closing of the Bighorn Acquisition. The Company intends to use the net proceeds from the sale of the Preferred Stock to partially fund the Bighorn Acquisition.

Each share of Preferred Stock will be convertible into a number of shares of Class A Common Stock determined by dividing the liquidation preference of the Preferred Stock, which is equal to the liquidation price plus the amount of any accrued and unpaid dividends through the date of conversion, by the conversion price. No dividend will be paid on the Preferred Stock if it converts into Class A Common Stock on or before October 1, 2022. Accordingly, until such date each share of Preferred Stock will automatically convert into 90.0900900900901 shares of Class A Common Stock at an initial conversion price of $11.10 per share of Class A Common Stock. The Preferred Stock will convert automatically on the 20th calendar day after the Company mails a definitive information statement to holders of its Common Stock notifying them that holders of a majority of the outstanding Common Stock have consented to the conversion feature of the Preferred Stock and the issuance of Class A Common Stock upon conversion of the Preferred Stock. As of January 30, 2022, Earthstone had received written consent for the conversion feature of the Preferred Stock and the issuance of the Class A Common Stock issuable upon conversion of the Preferred Stock from stockholders representing more than 50% of Earthstone’s outstanding Common Stock. The initial conversion price is subject to adjustment in certain circumstances, including stock splits, stock dividends, rights offerings, or combinations of Class A Common Stock.

The SPA contains customary representations and warranties by Earthstone and the Investors, and Earthstone has agreed to indemnify each Investor for losses resulting from Earthstone’s breach of any representations, warranties or covenants. Closing of the Private Placement is subject to customary closing conditions, as well as the closing of the Bighorn Acquisition and the execution and delivery of certain other documents. As of the date of the SPA, EnCap and its affiliates beneficially owned approximately 46.5% of the outstanding voting power of Earthstone. Two of Earthstone’s directors are employed by EnCap. The SPA and the Private Placement were evaluated and approved by the audit committee (the “Audit Committee”) of the board of directors of Earthstone (the “Board”).

In connection with the closing of the SPA, Earthstone will also enter into a customary registration rights agreement with the Investors containing provisions by which Earthstone will, among other things, file a registration statement on Form S-3 with the SEC providing for the registration of the shares of Class A Common Stock underlying the Preferred Stock and cooperate in certain underwritten offerings thereof.

In connection with the closing of the SPA, certain affiliates of Warburg Pincus, LLC (“Warburg”), EnCap, Post Oak and Earthstone, will enter into a voting agreement containing provisions by which Post Oak will have the right to appoint a director to the Board. Post Oak’s right to appoint a director will terminate when Post Oak and its affiliates, in the aggregate, no longer own 5.5% of the outstanding Common Stock.

In connection with the closing of the SPA, EEH has agreed to amend and restate the First Amended and Restated Limited Liability Company Agreement of EEH providing for, among other things, the recapitalization of the equity of EEH from only units to common units and preferred units.

The Preferred Stock to be issued to the Investors will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold absent registration or an applicable exemption from registration. The information contained in this current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of Earthstone securities in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment in Item 1.01 above and Exhibit 10.1 attached to this Current Report on Form 8-K are incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The descriptions of the Purchase Agreement, the Bighorn Acquisition, the Shares, the SPA, the Private Placement and the Preferred Stock in Item 1.01 above are incorporated in this Item 3.02 by reference.

Earthstone intends to issue the Shares and the Preferred Stock in reliance on an exemption from the registration requirements of the Securities Act, by virtue of Section 4(a)(2) and/or other applicable exemptions thereunder, as promulgated by the SEC under the Securities Act. Earthstone relied upon representations, warranties, certifications and agreements of Bighorn and its equity holders (as applicable) and the Investors in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 30, 2022, affiliates of Warburg (the “Warburg Entities”) and affiliates of EnCap (collectively, the “Majority Stockholders”) delivered to Earthstone an irrevocable written consent approving the conversion feature of the Preferred Stock and the issuance of the Class A Common Stock issuable upon conversion of the Preferred Stock. As of January 30, 2022, the Majority Stockholders held shares of Class A Common Stock and Class B Common Stock, representing approximately 61.6% of the voting power of all outstanding shares of Common Stock. Accordingly, the approval of the conversion feature of the Preferred Stock and the issuance of the Class A Common Stock issuable upon conversion of the Preferred Stock by Earthstone’s stockholders, as required by Section 312.03 of the New York Stock Exchange Listed Company Manual, was effected in accordance with Earthstone’s Third Amended and Restated Certificate of Incorporation, as amended, the Amended and Restated Bylaws of Earthstone, as amended, and the General Corporation Law of the State of Delaware on January 30, 2022. No further approval of the stockholders of Earthstone is required to approve the conversion feature of the Preferred Stock and the issuance of the Class A Common Stock issuable upon conversion of the Preferred Stock.

Item 7.01 Regulation FD Disclosure.

On January 31, 2022, Earthstone issued a press release announcing the execution of the Purchase Agreement and the SPA. A copy of the press release is furnished as Exhibit 99.1 hereto.

On January 31, 2022, Earthstone provided supplemental information in an investor presentation (the “Presentation Materials”) regarding the Bighorn Acquisition contemplated by the Purchase Agreement and the Private Placement contemplated by the SPA. A copy of the Presentation Materials is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
2.1*	Purchase and Sale Agreement dated January 30, 2022, by and among Bighorn Asset Company, LLC, as Seller, and Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC, as Buyer.
10.1
Amended and Restated Fifth Amendment to Credit Agreement dated as of January 30, 2022, among Earthstone Energy Holdings, LLC, as Borrower, Earthstone Energy, Inc., as Parent, Wells Fargo Bank, National Association, as Administrative Agent, the lenders and guarantors party thereto.

10.2*	Securities Purchase Agreement dated as of January 30, 2022, by and among Earthstone Energy, Inc. and the purchasers set forth therein.
99.1	Press Release dated January 31, 2022.
99.2	Presentation Materials dated January 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	February 2, 2022	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration